Contact:       Robert F. Baker
                   212-783-6299

For immediate release:

             SALOMON INC REPORTS QUARTERLY NET INCOME OF $276 MILLION

New York, April 23, 1996 -- Salomon Inc today announced first quarter net income of $276 million, representing the third most profitable quarter in Salomon's history. Fully diluted earnings per share was $2.21 in the first quarter of 1996, up from $0.59 in the first quarter of 1995. Primary return on equity increased from 7% in the first quarter of 1995 to 26% in this year's first quarter (34% excluding oil refining and production activities). Chairman and Chief Executive Robert E. Denham, said: "The first quarter's results are based on the outstanding performance of our securities and commodities businesses. Our balance of customer businesses and proprietary risk-taking is producing solid results."

Salomon Brothers, the Company's global investment banking and securities business, recorded pretax income of $368 million in the first quarter, up from $60 million in the first quarter of 1995. Net revenues (total revenues less interest expense) for the first quarter of $1.0 billion were up 68% from the first quarter of 1995, principally reflecting broad based strength in sales and trading. Deryck C. Maughan, Chairman and Chief Executive Officer of Salomon Brothers, said: "Salomon Brothers produced excellent results for the quarter. Our objective is to build our underwriting and advisory revenues and to maintain effective control of our trading risk."

Fixed income sales and trading net revenues in the first quarter increased to $732 million, up significantly from $398 million in the first quarter of 1995. First quarter results reflect favorable market conditions, excellent results from trading for the Firm's account and a strong performance in customer sales and trading. Equity sales and trading net revenues were $64 million for the quarter, down from $152 million in the first quarter of 1995. This decline was attributable to losses on long-term equity arbitrage positions, which offset a solid performance in customer sales and trading. Global investment banking revenues were $181 million for the quarter, up 53% from the average 1995 quarterly investment banking revenues of $118 million. Salomon Brothers ranked second in all domestic U.S. public new issues for the second consecutive quarter.

Phibro, the Company's commodities trading business, recorded pretax income of $145 million in the first quarter, compared with $123 million in the first quarter of 1995. Phibro's first quarter results reflect successful trading in the context of favorable conditions in the commodity markets.

Basis Petroleum, the Company's oil refining and marketing business, recorded a pretax loss of $55 million in the first quarter of 1996, compared with a pretax loss of $51 million in the first quarter of 1995. Basis' results continue to be adversely affected by weak refining margins.

The increase in Salomon's first quarter 1996 compensation and employee-related expenses over the first quarter of 1995 reflects the improvements in Salomon Brothers' and Phibro's earnings.

Strong first quarter results coupled with the February 1996 issuance of $250 million of perpetual preferred stock resulted in a 12% increase in stockholders' equity from year-end 1995. Book value per common share was $37.98 at March 31, 1996 up from $35.84 at the end of 1995. Average assets for the first quarter were $191 billion.

Salomon Inc selected financial information and the Unaudited Consolidated Statement of Income follow:


                                                                             SALOMON INC AND SUBSIDIARIES
                                                                      Selected Financial Information (unaudited)
                                                                   (Dollars in millions, except per share data)


                                                                                    Quarter ended
                                                                 ----------------------------------------------------
                                                                   March 31,         December 31,       March 31,
                                                                      1996              1995               1995
                                                                 ---------------    --------------    ---------------
SUMMARY OF OPERATING RESULTS BY BUSINESS:
Income (loss) before income taxes:
   Salomon Brothers                                            $            368   $           207   $             60
   Phibro                                                                   145                56                123
   Basis Petroleum                                                          (55)              (32)               (51)
   Corporate and other                                                        3                 3                  2
                                                                 ---------------    --------------    ---------------
   Income before income taxes                                  $            461   $           234   $            134
                                                                 ===============    ==============    ===============

Salomon Brothers' revenues, net of interest expense:
       Fixed income sales and trading                          $            732   $           379   $            398
       Equity sales and trading                                              64               185                152
       Global investment banking                                            181               168                 22
       Asset management                                                      12                11                  9
       Other                                                                  -                 -                  6
                                                                 ---------------    --------------    ---------------
          Total Salomon Brothers' revenues,
            net of interest expense                            $            989   $           743   $            587
                                                                 ===============    ==============    ===============

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY:
   Primary                                                                 26.4%             16.4%               7.1%
   Fully diluted*                                                          24.0              15.1                7.1
                                                                 ===============    ==============    ===============

PER COMMON SHARE:
     Cash dividends                                            $           0.16   $          0.16   $           0.16
     High market price                                                   39 1/4            40 5/8             40 1/8
     Low market price                                                    34 7/8            33 7/8             32 1/4
     Ending market price                                                 37 1/2            35 3/8             33 7/8
     Book value at quarter-end*                                           37.98             35.84              33.22
                                                                 ===============    ==============    ===============

AT QUARTER-END:
     Average assets for the quarter                            $        191,000   $       184,000   $        172,000
     Common equity                                                        4,061             3,831              3,543
     Redeemable preferred equity                                            560               560                700
     Perpetual preferred equity                                             562               312                312
                                                                 ===============    ==============    ===============

*Assumes conversion of redeemable preferred stock unless such assumptions result in higher returns on equity or book value than determined under the primary method.

                                                           SALOMON INC AND SUBSIDIARIES
                                                   Consolidated Statement of Income (unaudited)
                                                    (Dollars in millions, except per share data)


                                                                    Quarter ended
                                                ------------------------------------------------------
                                                  March 31,          December 31,        March 31,
                                                    1996                1995                1995
                                                --------------     ---------------     ---------------
Revenues:
     Interest and dividends                   $         1,573    $          1,859    $          1,608
     Principal transactions                               651                 268                 370
     Investment banking                                   181                 168                  22
     Commissions                                           90                  80                  89
     Other                                                (27)                  -                 (21)
                                                --------------     ---------------     ---------------
     Total revenues                                     2,468               2,375               2,068
      Interest expense                                  1,275               1,549               1,325
                                                --------------     ---------------     ---------------
Revenues, net of interest expense                       1,193                 826                 743
                                                --------------     ---------------     ---------------

Noninterest expenses:
     Compensation and employee-related                    556                 425                 431
     Technology                                            55                  60                  64
     Professional services and business
          development                                      44                  53                  45
     Occupancy                                             43                  45                  41
     Clearing and exchange fees                            17                  15                  16
     Other                                                 17                  (6)                 12
                                                --------------     ---------------     ---------------
Total noninterest expenses                                732                 592                 609
                                                --------------     ---------------     ---------------

Income before income taxes                                461                 234                 134
Income tax expense                                        185                  66                  53
                                                --------------     ---------------     ---------------
Net income                                    $           276    $            168    $             81
                                                ==============     ===============     ===============


EARNINGS AVAILABLE FOR FULLY
DILUTED EARNINGS PER SHARE                    $           270    $            163    $             63
                                                ==============     ===============     ===============


EARNINGS PER SHARE:
Primary                                       $          2.44    $           1.42    $           0.59
Fully diluted*                                           2.21                1.32                0.59
                                                ==============     ===============     ===============


WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                        106,600             106,600             106,300
For fully diluted earnings per share                  121,800             123,000             106,700
                                                ==============     ===============     ===============

*Assumes conversion of redeemable preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.